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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-95181) and the Registration Statements on Form S-8 (Nos. 333-70203, 333-73053 and 333-32072) of King Pharmaceuticals, Inc. of
our report dated February 25, 2000, except for the information in Note 20 for which the date is March 17, 2000 and Note 17 for which the date is June 21, 2000 relating to the consolidated financial statements which appear in this Form 8-K.


/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
June 22, 2000